Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Boehnke, President, Director, and Principal Executive Officer of Huron Ventures Inc. (the “Company”), hereby certify that, to the best of my knowledge and belief:

1.
The amended Quarterly Report on Form 10-QSB/A, of the Company for the nine month period ended March 31, 2004, as filed with the Securities and Exchange Commission (the "Quarterly Report"), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Boehnke
Eric Boehnke
President, Chief Financial Officer, Secretary and Director

May 18, 2004